EXHIBIT 10.34

PROMISSORY NOTE

Amount: $100,000	Date: March 20, 2012

For value received, the undersigned, GeoPetro Resources Company (“Payor”), hereby promises to pay on demand to Stuart J. Doshi (“Holder”) the principal sum of One Hundred Thousand ($100,000.00) with interest from March 20, 2012 at a rate of ten percent (10%) per annum, payable quarterly, or upon repayment of the loan in the event that the loan is repaid earlier. Additionally, the Company will issue 20,000 warrants to purchase 20,000 shares of GeoPetro Resources Company’s common stock to the Holder or his designee(s) at an exercise price of $0.50 per share, good for three (3) years.

Signed by:
GeoPetro Resources Company

/s/ David V. Creel
David V. Creel
Vice President

/s/ Dale W. Dvoracek
Dale W. Dvoracek
Controller